Exhibit 10.15

SEMGROUP ENERGY PARTNERS G.P., L.L.C.
LONG-TERM INCENTIVE PLAN

EMPLOYEE PHANTOM UNIT AGREEMENT

This Phantom Unit Agreement (“Agreement”) between SemGroup Energy Partners G.P., L.L.C. (the “Company”) and [___________] (the “Participant”), regarding an award (“Award”) of 30,000 Phantom Units (as defined in the SemGroup Energy Partners G.P., L.L.C. Long-Term Incentive Plan (the “Plan”)) granted to the Participant on March __, 2009 (the “Grant Date”), such number of Phantom Units subject to adjustment as provided in the Plan, and further subject to the following terms and conditions:

1. Relationship to Plan.  This Award is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof.  Except as otherwise provided herein, capitalized terms shall have the same meanings ascribed to them under the Plan.

2. Definitions.

“Cause” means (i) conviction of the Participant by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) the Participant’s willful and intentional failure or willful and intentional refusal to follow reasonable and lawful instructions of the Board; (iii) the Participant’s material breach or default in the performance of his obligations under this Agreement; or (iv) the Participant’s act of misappropriation, embezzlement, intentional fraud or similar conduct involving the Company or any of its Affiliates.

“Disability” means the Participant either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or any entity that would be considered a single “service recipient” with the Company pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

3. Vesting Schedule.

(a) This Award shall vest and the Restricted Period with respect to the Phantom Units subject thereto shall end in installments in accordance with the following schedule:

Vesting Date	Vested Increment	Total Vested Percentage
March __, 2010	33%	33%
March __, 2011	33%	66%
March __, 2012	34%	100%

The number of Phantom Units that vest as of each date described above will be rounded down to the nearest whole Phantom Unit, with any remaining Phantom Units to vest with the final installment.  The Participant must be continuously employed with the Company or any of its Affiliates from the Grant Date through the applicable vesting date in order for the Award to become vested with respect to additional Phantom Units on such date.

(b) Notwithstanding the limitations set forth in subparagraph (a) above, all Phantom Units subject to this Award shall vest upon the occurrence of a Change of Control following the Grant Date, provided that the Participant has been continuously employed with the Company or any of its Affiliates since the Grant Date.

(c) Within 60 days following vesting with respect to a Phantom Unit, the Participant shall be entitled to receive a Common Unit.  Common Units will be evidenced, at the sole option and in the sole discretion of the Committee, either (i) in book-entry form in the Participant’s name in the Common Unit register of the Partnership maintained by the Partnership’s transfer agent or (ii) a unit certificate issued in the Participant’s name.  Upon delivery of a Common Unit in respect of a Phantom Unit, such Phantom Unit shall cease to be outstanding in the Participant’s notional account described below in Section 5.

4. Forfeiture of Award.

(a) If the Participant’s employment with the Company and all Affiliates is terminated by Participant’s employer without Cause, or by reason of death or Disability, all unvested Phantom Units shall immediately vest and the Restricted Period shall terminate as of the date of the Participant’s termination.

(b) If the Participant’s employment with the Company and all Affiliates terminates for any reason not described in Section 4(a), all unvested Phantom Units shall be immediately forfeited as of the date of the Participant’s termination.

5. Distribution Equivalent Rights.  During the Restricted Period, the Award of Phantom Units hereunder shall be evidenced by entry in a bookkeeping account and may include a tandem Distribution Equivalent Right with respect to the Phantom Units.  For each fiscal quarter of the Partnership in which the Partnership’s quarterly cash distribution to its subordinated and common unitholders for such quarter equals or exceeds $0.39 per unit (or $1.56 per unit on an annualized basis), the Phantom Units shall have a tandem Distribution Equivalent Right.  Pursuant to the Distribution Equivalent Right, within 45 days following the end of each fiscal quarter for which a cash distribution is made with respect to Common Units, the Participant shall be entitled to receive a cash payment with respect to each Phantom Unit then outstanding equal to the cash distribution made by the Partnership with respect to each Common Unit.

6. Rights as Unitholder; Delivery of Common Units.  Until delivery of Common Units as described in Section 3(c), the Participant shall have no rights as a unitholder as a result of the grant of Phantom Units hereunder.  The Company shall not be obligated to deliver any Common Units if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulations of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Units are listed or quoted.  The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of Common Units to comply with any such law, rule, regulations or agreement.

7. Purchase for Investment.  The Phantom Units covered by this Agreement and the Common Units deliverable pursuant to Section 3(c) have not been registered under the Securities Act of 1933, as amended (the “Act”).  The Participant represents and warrants that, as of the date hereof, he (1) is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the “Commission”) pursuant to the Act and (2) is acquiring such Phantom Units and Common Units for his own account for investment and not with a view to, or for sale in connection with, the distribution of such Phantom Units or Common Units or any part thereof.  The Participant may be required to execute such documents as the Company determines are necessary and appropriate to effectuate the issuance and transfer of the Common Units to the Participant.

The certificates evidencing Common Units issued pursuant to Section 3(c) of this Agreement will bear the following legend or such other legend as determined by the Company:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND THE OFFER AND SALE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR BLUE SKY LAWS.  THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.  ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SEMGROUP ENERGY PARTNERS G.P., L.L.C. LONG-TERM INCENTIVE PLAN, THE ASSOCIATED AWARD AGREEMENT, THE PARTNERSHIP AGREEMENT AND ANY APPLICABLE UNITHOLDER AGREEMENT, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.  COPIES OF SUCH PLAN, AWARD AGREEMENT, PARTNERSHIP AGREEMENT AND APPLICABLE UNITHOLDER AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.

The Company may also impose stop-transfer instructions with respect to any matter contemplated by the Plan or Agreement.

8. Receipt of Information.  The Participant acknowledges that he has (a) had access to SemGroup Energy Partners, L.P.’s (the “Partnership’s”) periodic filings with the Commission, including the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports filed on Form 8-K and (b) been provided a reasonable opportunity to ask questions of and receive answers from representatives of the Partnership and the Company regarding such matters sufficient to enable the Participant to evaluate the risks and merits of entering into this Agreement.

9. Assignment of Award.  The Participant’s rights under this Agreement and the Plan are personal; no assignment or transfer of the Participant’s rights under and interest in this Award may be made by the Participant other than by will, by beneficiary designation, by the laws of descent and distribution or by a qualified domestic relations order.

10. Withholding.  No certificates representing Common Units hereunder shall be delivered to or in respect of a Participant unless the amount of all federal, state and other governmental withholding tax requirements imposed upon the Company with respect to the issuance of such Common Units has been remitted to the Company or unless provisions to pay such withholding requirements have been made to the satisfaction of the Committee.  The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with this Award.  The Participant may pay all or any portion of the taxes required to be withheld by the Company or paid by the Participant in connection with the vesting of all or any portion of this Award by delivering cash, or, with the Committee’s approval, by electing to have the Company withhold Common Units, or by delivering previously owned Common Units, having a Fair Market Value equal to the amount required to be withheld or paid.  The Participant may only request the withholding of Common Units having a Fair Market Value equal to the statutory minimum withholding amount.  The Participant must make the foregoing election on or before the date that the amount of tax to be withheld is determined.

11. No Employment Guaranteed.  No provision of this Agreement shall confer any right upon the Participant to continued employment with the Company or any Affiliate.

12. Governing Law.  This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware.

13. Amendment.  This Agreement cannot be modified, altered or amended, except by an agreement, in writing, signed by both the Company and the Participant.

[signatures on next page]

SEMGROUP ENERGY PARTNERS G.P., L.L.C.

Date:                                               By:

Name:

Title:

The Participant hereby accepts the foregoing Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

PARTICIPANT:

Date:
[____________]